News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, October 19, at 11:00 a.m. (ET), to discuss the Company’s 2006 third quarter results.
Conference call dial-in: 800/708-7127
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN REPORTS 2006 THIRD QUARTER RESULTS
TORONTO, ONTARIO (October 19, 2006) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced financial results for the 2006 third quarter ended September 30, 2006 (all figures reported in $U.S.).
Vitran achieved net income of $4.9 million, or 0.38 per diluted share, on revenue of $121.5 million for the three-month period ended September 30, 2006. In the comparable 2005 period, Vitran recorded net income of $5.4 million, or $0.42 per diluted share, on revenue of $116.2 million.
“As we stated in our update of Vitran’s annual earnings guidance on September 27, the entire organization is committed to improving upon our financial results,” stated Vitran President and Chief Executive Officer Rick Gaetz. “Higher than anticipated healthcare and workers’ compensation expenses combined with a slowing economy in Vitran’s North American operating regions negatively impacted third quarter results.
“We are very pleased with the recent acquisition of PJAX Freight System, which further extends Vitran’s LTL network coverage, adding six key Atlantic Coast states to our growing U.S. geography. We are in the final stages of completing the information technology integration of the Vitran Express West region, which we acquired in early January, and anticipate realizing inter-regional sales opportunities going forward. Lastly, with the addition of PJAX, all of the Company’s Canadian and U.S. LTL operations are expected to benefit from the Company’s new, expanded footprint.”
(more)

Vitran Q3 2006, 10/19/06	page 2 of 6
During the nine months ended September 30, 2006, Vitran achieved net income of $14.4 million, or $1.11 per diluted share, on revenue of $360.3 million. In the comparable 2005 period, the Company reported net income of $12.9 million, or $1.01 per diluted share, on revenue of $315.2 million.
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment was $6.6 million in the 2006 third quarter, and the LTL segment’s OR (operating ratio) was 93.6 for the three-month period. In the prior year quarter, the LTL segment recorded income from operations of $7.7 million, and an OR of 92.0. LTL segment revenue per shipment increased 7.4 percent and revenue per hundred-weight improved by 6.3 percent. Tonnage rose 0.1 percent, and the number of shipments declined 0.1 percent during the quarter, indicative of the slowing economy and the residual impact of the now finalized integration of Vitran’s Southwest region operations.
The Logistics segment achieved strong comparisons versus the 2005 third quarter, with income from operations increasing 68.6 percent during the 2006 three month period to $929,000, and OR improving significantly to 91.1, versus 94.8 in the year-earlier quarter. The Truckload segment recorded income from operations of $354,000, with an OR of 95.7 for the quarter, compared to operating income of $441,000 and a 95.1 OR for the same period a year ago.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
(tables follow)

Vitran Q3 2006, 10/19/06	page 3 of 6
Vitran Corporation Inc.
Consolidated Balance Sheets
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Sept. 30, 2006	Dec. 31, 2005
Assets
Current assets:
Cash and cash equivalents	$102,207	$14,592
Accounts receivable	54,660	46,587
Inventory, deposits and prepaid expenses	9,277	8,396
Future income taxes	2,593	1,442

	168,737	71,017

Capital assets	82,133	66,807
Intangible assets	2,749	2,456
Goodwill	62,906	61,448

	$316,525	$201,728

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$52,413	$41,362
Income and other taxes payable	1,717	1,124
Current portion of long-term debt	8,053	5,845

	62,183	48,331

Long-term debt	90,015	8,588
Future income tax liabilities	7,749	5,007

Shareholders’ equity:
Common shares	64,130	63,604
Additional paid-in capital	1,395	956
Retained earnings	85,978	71,553
Accumulated other comprehensive income	5,075	3,689

	156,578	139,802

	$316,525	$201,728

(Consolidated Statements of Income follows)

Vitran Q3 2006, 10/19/06	page 4 of 6
Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenues	$121,512	$116,226	$360,280	$315,217
Operating expenses	101,189	96,061	299,617	262,947
Selling, general and administrative expenses	11,195	10,399	33,675	29,011
Other income	(248)	(6)	(404)	(33)
Depreciation and amortization expense	2,579	1,954	7,495	4,802

	114,715	108,408	340,383	296,727

Income from operations before undernoted	6,797	7,818	19,897	18,490

Interest expense, net	274	171	621	209

Income from operations before income taxes	6,523	7,647	19,276	18,281

Income taxes	1,638	2,271	4,992	5,355

Net income from continuing operations	$4,885	$5,376	$14,284	$12,926

Cumulative effect of a change in accounting principle	$—	$—	$141	$—
Net income	$4,885	$5,376	$14,425	$12,926

Income per share:

Basic
Net income from continuing operations	$0.38	$0.43	$1.12	$1.04

Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.38	$0.43	$1.13	$1.04

Diluted
Net income from continuing operations	$0.38	$0.42	$1.10	$1.01

Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.38	$0.42	$1.11	$1.01

Weighted average number of shares
Basic	12,744,936	12,584,358	12,710,225	12,481,840

Diluted	12,966,835	12,921,695	12,956,661	12,819,872

(Consolidated Statements of Cash Flows follows)

Vitran Q3 2006, 10/19/06	page 5 of 6
Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(In thousands of United States dollars, US GAAP)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
Cash provided by (used in):
Operations:
Net income	$4,885	$5,376	$14,425	$12,926
Items not involving cash from operations Depreciation and amortization expense	2,579	1,954	7,495	4,802
Future income taxes	1,019	2,030	1,591	2,677
Stock based compensation expense	218	181	627	474
Gain on sale of capital assets	(248)	(6)	(404)	(33)
Cumulative effect of a change in accounting principle	—	—	(141)	—
Change in non-cash working capital components	551	(3,961)	997	(6,658)

	9,004	5,574	24,590	14,188
Investments:
Purchase of capital assets	(9,216)	(10,806)	(20,745)	(17,651)
Proceeds on sale of capital assets	509	50	2,063	88
Acquisition of subsidiary	—	(1,693)	(2,251)	(28,192)
Marketable securities	—	3,193	—	31,974

	(8,707)	(9,256)	(20,993)	(13,781)
Financing:
Revolving credit facility	18,015	5,074	15,030	5,074
Proceeds from long-term debt		70,500	—	70,500
Repayment of long-term debt	(9)	(570)	(1,961)	(1,710)
Issue of Common Shares upon exercise of stock options	—	18	479	60
Repurchase of Common Shares	—	(65)	—	(921)

	88,506	4,457	84,048	2,503
Effect of translation adjustment on cash	87	498	(90)	524

Increase (decrease) in cash position	88,890	1,273	87,615	3,434
Cash position, beginning of period	13,317	9,536	14,592	7,375

Cash position, end of period	$102,207	$10,809	$102,207	$10,809

Change in non-cash working capital components:
Accounts receivable	$(240)	$(5,886)	$(6,669)	$(9,717)
Inventory, deposits and prepaid expenses	(2,129)	534	(503)	(921)
Income and other taxes recoverable/payable	495	(1,565)	593	(1,649)
Accounts payable and accrued liabilities	2,425	2,956	7,576	5,629

	$551	$(3,961)	$997	$(6,658)

(additional financial information follows)

Vitran Q3 2006, 10/19/06	page 6 of 6
Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter ended				For the quarter ended
Sept. 30, 2006				Sept. 30, 2005
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations

LTL	102,858	6,585	93.6	LTL	96,658	7,734	92.0
LOG	10,419	929	91.1	LOG	10,652	551	94.8
TL	8,235	354	95.7	TL	8,916	441	95.1

For the nine months				For the nine months
ended Sept. 30, 2006				ended Sept. 30, 2005
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations

LTL	305,494	19,692	93.6	LTL	259,191	17,620	93.2
LOG	30,082	2,081	93.1	LOG	29,144	1,531	94.7
TL	24,704	1,294	94.8	TL	26,882	1,901	92.9
LTL SEGMENT — Statistical Information
(Unaudited)

	For the quarter ended		For the nine months ended
	September 30, 2006		September 30, 2006
	LTL	Q. over Q.	LTL	Yr. Over Yr.
($U.S.)	Division	% Change	Division	% Change

Revenue (000’s)	$102,858	6.4	$305,494	17.9
No. of Shipments	659,602	(0.1)	2,011,252	8.1
Weight (000’s lbs)	1,054,058	0.1	3,198,160	8.9
Revenue per shipment	$155.94	7.4	$151.89	9.0
Revenue per CWT	$9.76	6.3	$9.55	8.3
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